Exhibit 99.1

JAY PHARMA, INC.

FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Jay Pharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jay Pharma, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY

April 21, 2020

F-2

JAY PHARMA, INC.

BALANCE SHEETS

	December 31,
	2019	2018

Assets
Current assets:
Cash	$43,714	$113,671
Prepaid expenses and other current assets	65,075	20,092
Total current assets	108,789	133,763

Total assets	$108,789	$133,763

Liabilities and Shareholders’ Deficit

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$1,157,645	$199,217
Advance from related party	22,409	-
Notes payable	446,415	-
Convertible notes payable	293,921	-
Total current liabilities	1,920,390	199,217

Total liabilities	1,920,390	199,217

Commitments (Note 8)

Shareholders’ Deficit
Common stock, no par value, unlimited authorized shares, 25,195,681 and 24,972,504 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	-	-
Additional paid-in capital	3,094,902	2,423,709
Accumulated deficit	(4,894,881)	(2,484,208)
Accumulated other comprehensive loss	(11,622)	(4,955)
Total shareholders’ deficit	(1,811,601)	(65,454)
Total liabilities and shareholders’ deficit	$108,789	$133,763

The accompanying notes are in integral part of these financial statements.

F-3

JAY PHARMA, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2019	2018

Expenses
Operating expenses	$2,296,534	$1,919,577

Loss from operations	(2,296,534)	(1,919,577)

Other expense
Loss on extinguishment	(32,316)	-
Interest expense	(81,823)	-
Total other expense	(114,139)	-

Net loss	(2,410,673)	(1,919,577)

Other comprehensive income
Foreign exchange loss	(6,667)	(3,877)

Comprehensive loss	$(2,417,340)	$(1,923,454)

Net loss per share - basic and diluted	$(0.10)	$(0.08)

Weighted average shares outstanding, basic and diluted	25,085,980	22,607,147

The accompanying notes are in integral part of these financial statements.

F-4

JAY PHARMA, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Common Stock		Addition paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	capital	Deficit	Loss	Total

Balance as of January 1, 2018	19,110,000	$-	$534,663	$(564,631)	$(1,078)	$(31,046)

Common stock issued for cash	2,892,244	-	822,665	-	-	822,665
Common stock issued for services	813,098	-	360,828	-	-	360,828
Common stock issued in exchange for sublicense	2,157,162	-	652,624	-	-	652,624
Stock based compensation - stock options	-	-	52,929	-	-	52,929
Foreign exchange loss	-	-	-	-	(3,877)	(3,877)
Net loss	-	-	-	(1,919,577)	-	(1,919,577)

Balance as of December 31, 2018	24,972,504	$-	$2,423,709	$(2,484,208)	$(4,955)	$(65,454)

Common stock issued for services	172,297	-	88,465	-	-	88,465
Warrants issued in conjunction with notes payable	-	-	24,875	-	-	24,875
Common stock issued in connection with note extension	50,880	-	22,266	-	-	22,266
Stock based compensation - stock options	-	-	535,587	-	-	535,587
Foreign exchange loss	-	-	-	-	(6,667)	(6,667)
Net loss	-	-	-	(2,410,673)	-	(2,410,673)

Balance as of December 31, 2019	25,195,681	$-	$3,094,902	$(4,894,881)	$(11,622)	$(1,811,601)

The accompanying notes are in integral part of these financial statements.

F-5

JAY PHARMA, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(2,410,673)	$(1,919,577)
Adjustments to reconcile net loss to cash used in operating activities:
Interest accrued	13,684	-
Extinguishment of note payable	32,316	-
Amortization of note discount	68,453	-
Stock-based compensation	624,052	53,294
Stock issued for services	-	365,382
Stock issued for sublicense	-	644,006
Change in operating assets and liabilities:
Prepaid expenses and other current assets	104,340	(5,938)
Accounts payable and accrued liabilities	919,968	151,668
Net cash used in operating activities	(647,860)	(711,165)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	822,665
Proceeds from notes payable	238,000	-
Proceeds from convertible notes payable	300,000	-
Advance from related party	22,000	-
Net cash provided by financing activities	560,000	822,665

Effect of foreign exchange rate on cash	17,903	(3,744)

Net (decrease) increase in cash	(69,957)	107,756

Cash - beginning of year	113,671	5,915

Cash - end of year	$43,714	$113,671

Supplemental non-cash financing activities:

Warrants issued in connection with notes payable issuances	$24,875	$-

Shares of common stock issued for note payable extensions	$22,266	$-

Promissory note issued for prepaid services	$150,000	$-

The accompanying notes are in integral part of these financial statements.

F-6

JAY PHARMA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BUSINESS

Nature of operations

Jay Pharma Inc. (“Jay Pharma” or the “Company”) was incorporated under the Business Corporations Act (Canada) on April 19, 2017 as Jay Resources Inc. The Company is a pharmaceutical company developing innovative, evidence-based cannabinoid medicines. The head office of the Company is located in Naples, Florida.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred continuing losses from its operations and as of December 31, 2019, the Company had an accumulated deficit of $4,894,881 and working capital deficiency of $1,811,601.

Since inception, the Company has met its liquidity requirements principally through the issuance of notes payable and the sale of its shares of common stock.

The Company has no present revenue and the Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include seeking to procure additional funds through debt and equity financings and to continue to develop its technologies under its sublicense agreement (see Note 4). Without further funding, the sublicense agreement will have no commercial value.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance date of these financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions include determining the fair value of transactions involving common stock and valuation of stock-based compensation. Actual results could differ from those estimates.

F-7

JAY PHARMA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Foreign Currency Translation

The reporting currency of the Company is the United States dollar. The financial statements of companies located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the Company is the Canadian dollar. Monetary assets and liabilities are translated using public exchange rates at the balance sheet date. Income and expense items are translated using average monthly exchange rates. Shareholders’ equity accounts and non-monetary assets are translated at their historical exchange rates. Translation adjustments are included in accumulated other comprehensive loss in the accompanying balance sheets.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2019 and 2018, no liability for unrecognized tax benefits was required to be recorded.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the years ended December 31, 2019 and December 31, 2018. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified its Canadian federal tax return and its provincial tax returns in Ontario as its “major” tax jurisdictions. The Company is in the process of filing its corporate tax returns for the years ended December 31, 2019 and December 31, 2018. Net operating losses for these periods will not be available to reduce future taxable income until the returns are filed.

F-8

JAY PHARMA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Stock-Based Compensation

The Company follows Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock-based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and management, this is typically considered to be the vesting period of the award. For consultants, the fair value of the award is recorded over the term of the service period and unvested amounts are revalued at each reporting period over the service period. The Company estimates the expected forfeitures and updates the valuation accordingly.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and incremental common shares issuable upon the conversion of convertible notes payable (using the if converted method). The computation of basic net loss per share for the years ended December 31, 2019 and December 31, 2018 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the year ended December 31, 2019	For the year ended December 31, 2018
Warrants to purchase shares of common stock	1,373,673	992,244
Convertible notes	250,000	-
Options to purchase shares of common stock	3,604,348	3,118,234
Total potentially dilutive securities	5,228,021	4,110,478

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

The carrying value of the Company’s financial instruments, including cash and accounts payable, approximate fair value because of the short-term nature of such financial instruments.

Gain (Loss) on Extinguishment of Debt

In accordance with ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain/loss. For the years ended December 31, 2019 and December 31, 2018, the Company has recorded a loss on extinguishment of $32,316 and $0, respectively, as discussed in Note 4.

F-9

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 3 – SUMMARY OF Significant Accounting Policies, continued

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements, other than those disclosed below.

On February 25, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2019.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic, 842, Leases”, which clarifies how to apply certain aspects of the new leases standard, ASC 842. The amendments address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments, among other things.

In July 2018, the FASB issued ASU 2018-11, “Leases (Topic 842): Targeted Improvements”, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard, ASC 842. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and nonlease components when certain conditions are met. The Company adopted ASC 842 on January 1, 2020 and has determined that there is no material impact on the Company’s financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes”, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company’s financial statements.

NOTE 4 – SUBLICENSE AGREEMENT

On January 12, 2018, the Company entered into a sublicense agreement (which formalized the sublicense terms as agreed to in 2017) (the “Agreement”) with TO Pharmaceuticals USA LLC (“TOP”), a Delaware limited liability company. The Agreement requires TOP to sublicense to the Company certain patent and other intellectual property rights for the exclusive use by the Company in cancer-related applications. These rights include intellectual property consisting of patents regarding cannabis pharmaceutical products. The sublicense does not provide for any ability for the Company to sublicense these rights to third parties without the express written consent of TOP. In exchange for the sublicensed patents, the Company issued to TOP 7,280,000 shares of its common stock along with an obligation to issue to TOP 40% of shares of common stock issued to investors during future financings up to $1.25 million. In connection with the additional rounds of financing, the Company issued to TOP an additional 2,157,162 shares of its common stock during the year ended December 31, 2018. As of December 31, 2019 and 2018, TOP owned approximately 35% and 40%, respectively of the total outstanding shares of common stock of the Company. The Chief Executive Officer of TOP became the Company’s Interim President effective February 1, 2019 (see Note 8). At present, the sublicense lacks commercial value, economic substance, has no alternative future use, and given that the Company is an early stage business with minimal assets, requiring significant funding to develop and commercialize these technologies, including obtain necessary FDA regulatory approvals, the value of the shares issued to acquire the sublicense was charged to operations for the year ended December 31, 2018 in the amount of $652,624.

Entities often sell goods and services in exchange for equity instruments issued by the purchaser of the goods and services. The entity granting the equity instruments follows the accounting guidance for those transactions in ASC 718-10. Such transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The entity receiving equity instruments in exchange for providing goods or services follows the guidance for such transactions in accordance with ASC 845 “Nonmonetary Transactions”. The Company accounted for the transaction described above in accordance with the provisions of ASC 718-10, and as such, the fair value of the shares issued was determined to be more reliably measurable in determining the value of the sublicense acquired.

F-10

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

As of December 31, 2019, the Company’s notes payable and convertible notes payable consisted of the following:

	Gross	Discount	Net
February 2019 Note	$66,000	$-	$66,000
March 2019 Note	150,000	-	150,000
April 2019 Convertible Notes	300,000	(6,079)	293,921
July 2019 Note	191,640	(2,700)	188,940
December 2019 Note	44,000	(2,525)	41,475
Total	$751,640	(11,304)	$740,336

Notes payable	$451,640	$(5,225)	$446,415

Convertible notes payable	$300,000	$(6,079)	$293,921

As of December 31, 2019, the Company’s notes payable and convertible notes payable interest expense and amortization of debt discount consisted of the following:

	Interest Expense	Amortization of Debt Discount	Total
February 2019 Note	$-	$6,000	$6,000
March 2019 Note	-	-	-
April 2019 Convertible Notes	13,370	17,142	30,512
July 2019 Note	-	43,836	43,836
December 2019 Note	-	1,475	1,475
Total	$13,370	$68,453	$81,823

Notes Payable

On February 7, 2019, the Company received $60,000 in exchange for a promissory note with a director for $66,000, including an original issue discount of $6,000 (the “February 2019 Note”). The note bears no stated interest rate and was due on May 8, 2019. Given that the Company was unable to pay its obligation under the note, the February 2019 Note is currently in default. The Company amortized the full $6,000 original issue discount in the statement of operations and comprehensive loss through December 31, 2019.

On February 1, 2019, the Company entered into a consulting agreement with its executive director. In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000 (the “March 2019 Note”). The note bears no interest and is due and payable on March 4, 2020. The consulting agreement expired on February 1, 2020. As of April 21, 2020, the March 2019 Note is currently in default.

On July 8, 2019, the Company entered into a note agreement (the “July 2019 Note”) with a limited liability company (the “Lender”). One of the principals of the Lender is the brother of a member of the Company’s Board of Directors. The Note’s face value was $157,714 and the original issue discount was $19,714 for total gross proceeds of $138,000, implying an interest rate of 12.5% per annum. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the Note. The maturity date of the Note was September 8, 2019. As there remained an outstanding balance on the Note at its maturity date, the Company was in default. In connection with the Note, the Company issued warrants to purchase 131,429 shares of the Company’s common stock at an exercise price of $0.71 per share. The warrants are exercisable for a period of five years. The fair value of the award was estimated on the date of grant using the Black–Scholes option-pricing model. The Black–Scholes option-pricing model requires the development of assumptions that are inputs into the model. The Company will amortize the total debt discount of $21,288 over the term of the July 2019 Note. These assumptions include the stock volatility, the expected life of the option, and the dividend yield on the underlying stock, as shown in the table below. The Company amortized this discount over the term of the July 2019 Note.

F-11

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes Payable, continued

	Warrants
Stock Price	CAD $	0.58
Exercise Price	CAD $	0.93
Dividend Yield		0.00%
Expected Volatility		96.0%
Weighted Average Risk-Free Interest Rate		2.31
Number of Shares		131,429
Value (USD)		$1,654
Expected life (in years)		0.2

Stock price – Based on price of common stock of recent shares sold.

Expected volatility – Based on the historical volatility of comparable companies in a similar industry.

On September 20, 2019, the Company entered into an amendment to the July 2019 Note (the “Amendment”). The Amendment extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) November 7, 2019. In consideration for the Amendment, the Company agreed to pay an extension fee of $18,926, which was added to the outstanding balance of the Note. In addition to the extension fee, the Company agreed to grant warrants to purchase 50,000 shares of the Company’s common stock, subject to approval by the Company’s Board of Directors. If the Company’s Board of Directors did not approve the grant of the warrants prior to October 18, 2019, the Company agreed to pay an additional extension fee of $15,000 in lieu of issuing the warrants. On October 19, 2019, given that the Company did not grant the warrants, $15,000 was added to the face value of the note. Given that the cash flows of the amended July 2019 Note are greater than 10% different from the original July 2019 Note, the Company must treat the modification as an extinguishment of debt and determine the gain or loss on the exchange of instruments. At the time of the extinguishment calculation, the Company previously amortized the entire debt discount of the July 2019 Note, as the original maturity date was September 8, 2019. Based on the analysis performed, the Company determined that there was a loss on extinguishment of debt of $32,257. The Company determined the fair value of the amended note was less than its face value. The Company will amortize this discount over the term of the amended note.

On November 21, 2019, the Company entered into an amendment for the July 2019 Note that extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) December 9, 2019. In consideration for this amendment, the Company agreed to pay an aggregate extension fee of $33,926, which includes the $15,000 extension fee from the September Amendment which was added to the outstanding balance of the Note. The Company evaluated the change in cash flows between the amendment and the July 2019 Note noting that there was not a 10% or greater change in the discounted cash flows and thus, fails the extinguishment test.

On December 9, 2019, the Company entered into an additional amendment for the July 2019 Note that extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) January 7, 2020. The Company also agreed to pay the previously outstanding extension fees of $33,926 on or before March 1, 2020.

See Note 9 for an additional extension of the July 2019 Note. On January 15, 2020, the Company repaid the original principal balance of $157,714.

On December 12, 2019, the Company received $40,000 in exchange for a promissory note with a lender, including an original issue discount of $4,000 (“December 2019 Note”). The December 2019 Note bears interest at a rate of ten percent (10%) on its face value per annum. In the case of an event of default, the interest rate shall increase to 24% per year. The December 2019 Note matured on January 31, 2020. The Company is currently in default on the December 2019 Note and is in discussions with the lender on amending the terms of the December 2019 Note.

F-12

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Convertible Notes Payable

During April 2019, the Company received $300,000 in exchange for convertible notes payable (the “April 2019 Convertible Notes”) and warrants to purchase 250,000 shares of the Company’s common stock. The notes payable bear interest at a rate of 6% per annum and are due and payable one year from the date of issuance. The notes are convertible at any time by the holder into shares of the Company’s common stock at a price of $0.60 per share and a collective 250,000 shares would be issued upon full conversion. The term of the April 2019 Convertible Notes is one year from issuance. If the Company sells or issues common stock at a price lower than the conversion price of the notes, the conversion price shall be reduced to that price. The notes payable will automatically convert into shares of the Company’s common stock in the event that the Company consummates a reverse merger with a publicly traded company.

The fair value of the warrants issued was estimated on the date of grant using the Black–Scholes option-pricing model and recorded as a debt discount. The Black–Scholes option-pricing model requires the development of assumptions that are inputs into the model. These assumptions include the stock volatility, the expected life of the option, and the dividend yield on the underlying stock, as shown in the table below. The Company will amortize this discount over the term of the April 2019 Convertible Notes.

	April 2019 Convertible Notes
Stock Price	CAD $	0.58
Exercise Price	CAD $	0.95
Dividend Yield		0.00%
Expected Volatility		96.0%
Weighted Average Risk-Free Interest Rate		2.31%
Number of Shares		250,000
Value (USD)		$23,221
Expected life (in years)		1.0

Stock price – Based on price of common stock of recent shares sold.

Expected volatility – Based on the historical volatility of comparable companies in a similar industry.

During the years ended December 31, 2019 and 2018, the Company issued 50,880 and 0 shares, respectively, to its lenders in connection with note extensions, as described in Note 5. The Company valued these shares at $22,266 and $0, respectively.

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution. As of December 31, 2019, an unlimited number of common shares were authorized for issuance.

Issuance of Common Stock

During the year ended December 31, 2018, the Company issued an additional 2,157,162 shares of common stock to TOP under the sublicense agreement. The Company valued these shares at $652,624.

In January 2018, the Company closed a private placement for 1,900,000 shares of common stock for CAD $0.25 (USD $0.20) per common share for gross proceeds of CAD $475,000 (USD $376,203).

In October 2018, the Company closed a private placement for 992,244 shares of common stock and warrants to purchase 992,244 shares of common stock for CAD $0.58 (USD $0.45) per common share for gross proceeds of CAD $579,044 (USD $446,462). The warrants are exercisable immediately and expire on October 31, 2020.

F-13

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Shares Issued in Exchange for Services

During the years ended December 31, 2019 and December 31, 2018, the Company issued 172,297 and 813,098 shares, respectively, to consultants in exchange for services. The Company valued these shares at $88,465 and $360,828, respectively.

Shares Issued in Connection with Note Extension

During the year ended December 31, 2019, the Company issued 50,880 shares to its lenders in connection with the note extensions, as described in Note 4. The Company valued these shares at $22,266.

Stock Options

In July 2018, the Company granted options to purchase 556,917 shares of the Company to a director. The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2019), and vest as follows: (a) one-half of the option shares vest on the date of grant; and (b) one-half of the option shares vest on the date of the Company’s initial public offering.

The Company utilized the Black-Scholes option-pricing model to determine the fair value of these stock options, using the assumptions as outlined below.

July 2018
Stock Price	$0.25 (CAD)
Exercise Price	$0.58 (CAD)
Dividend Yield	0%
Expected Volatility	81%
Weighted Average Risk-Free Interest Rate	2.58%
Expected life (in years)	2.8

Stock price —Based on price of common stock of recent shares sold.

Discount rate —Based on the daily yield curve rates for U.S. Treasury obligations with maturities, which correspond to the expected term of the Company’s stock options.

Dividend yield —The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

Expected volatility —Based on the historical volatility of comparable companies in a similar industry.

Expected term —The Company has had no stock options exercised since inception. The expected option term represents the period that stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, which averages an award’s weighted-average vesting period and expected term for “plain vanilla” share options.

Forfeitures —ASC Topic 718 Compensation - Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

In February 2019, the Company granted options to purchase 779,683 shares of the Company to a director. The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2019), and vest upon the certain events as follows: (a) 14% of the option shares vest on the date of grant; (b) 29% of the option shares vest upon a the Company completing a bridge financing event within 60 days; (c) 29% of the option shares vest upon the Company’s hiring of a Chief Executive Officer; and (d) 29% vest upon dosing a glioblastoma multiforme patient.

In April 2019, the Company granted options to purchase 1,248,624 shares of the Company to a director. The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2019), all of which vest on the date of grant. On November 12, 2019 this director resigned, and options to purchase 596,998 of shares of the Company’s common stock were forfeited.

F-14

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Stock Options, continued

The Company utilized the Black-Scholes option pricing model to determine the fair value of these stock options, using the assumptions as outlined below.

	February 2019	April 2019
Stock Price	$0.58 (CAD)	$0.58 (CAD)
Exercise Price	$0.58 (CAD)	$0.58 (CAD)
Dividend Yield	0%	0%
Expected Volatility	96%	101%
Weighted Average Risk-Free Interest Rate	2.51%	2.31%
Expected life (in years)	5.2	5.0

Stock price – Based on price of common stock of recent shares sold.

Discount rate —Based on the daily yield curve rates for U.S. Treasury obligations with maturities, which correspond to the expected term of the Company’s stock options.

Dividend yield —The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

Expected volatility —Based on the historical volatility of comparable companies in a similar industry.

Expected term —The Company has had no stock options exercised since inception. The expected option term represents the period that stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, which averages an award’s weighted-average vesting period and expected term for “plain vanilla” share options.

Forfeitures —ASC Topic 718 Compensation - Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Grant Date Fair Value (USD)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (USD)
Outstanding – January 1, 2018	2,561,317	$0.43	$0.08
Granted	556,917	$0.43	$0.06
Outstanding - December 31, 2018	3,118,234	$0.43	$0.08	8.75	$-

Exercisable at December 31, 2018	1,169,526	$0.43	$0.08	8.81	$-

Outstanding – January 1, 2019	3,118,234	$0.43	$0.08
Granted	2,028,307	$0.44	$0.33
Forfeited	(1,542,193)	$0.44	$0.08
Outstanding - December 31, 2019	3,604,348	$0.44	$0.16	8.49	$-

Exercisable at December 31, 2019	2,450,736	$0.44	$0.16	8.49	$-

The Company’s stock based compensation expense related to stock options for the years ended December 31, 2019 and 2018 was $535,587 and $52,929, respectively. As of December 31, 2019, the Company had $166,734 in unamortized stock option expense, which will be amortized over a period of 0.4 years.

F-15

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Warrants

The following table summarizes information about shares issuable under warrants outstanding at December 31, 2019:

	Warrant shares outstanding	Weighted average exercise price (USD)	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2019	992,244	$0.67
Issued	381,429	$0.71
Exercised	-
Expired or cancelled	-
Outstanding at December 31, 2019	1,373,673	$0.68	1.81	$-

Exercisable at December 31, 2019	1,373,673	$0.68	1.81	$-

The warrants issued in 2019 were issued as a part of a common stock unit offering whereby shares were sold for cash during the current year and expire five years from the date of issuance. The warrants were accounted for as a component of equity, as the instrument contains no features which would preclude such classification.

NOTE 7 – INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryovers	$1,004,029	$505,871
Deferred tax assets, gross	1,004,029	505,871

Less: valuation allowance	(1,004,029)	(505,871)
Deferred tax assets, net	-	-

Deferred tax assets (liabilities), net	$-	$-

The change in the Company’s valuation allowance is as follows:

	For the year ended December 31, 2019	For the year ended December 31, 2018
Beginning of year	$505,871	$106,971
Increase in valuation allowance	498,158	398,900
End of year	$1,004,029	$505,871

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory federal income tax rate to loss from operations before the provision for income taxes is as follows:

	For the year ended December 31, 2019	For the year ended December 31, 2018
Canada federal statutory rate	(15.0)%	(15.0)%
Provincial taxes	(11.5)%	(11.5)%
Permanent differences
Non-deductible expenses	5.9%	5.7%
Valuation allowance	20.6%	20.8%
Effective income tax rate	0.0%	0.0%

F-16

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 – INCOME TAXES, CONTINUED

As of December 31, 2019 and 2018, the Company had net operating loss carryovers of $3,788,788 and $1,908,948, respectively, for Canadian federal income tax purposes, which begin to expire in 2028. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from inception, the Company determined that as of December 31, 2019 and 2018 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a valuation allowance against the deferred tax assets was required of $1,004,029 and $505,871 as of December 31, 2019 and 2018, respectively.

NOTE 8 – Commitments

On December 19, 2018, the Company entered into a consulting and advisory agreement with a financial consulting firm. Under the terms of the agreement, the consulting firm provides the Company with a consultant who serves as the Company’s Interim Chief Financial Officer. The monthly fee under this agreement is $8,500 per month. The agreement automatically renews and may be terminated by either party with 60 days’ notice. See subsequent events for an amendment to this agreement.

On February 1, 2019, the Company entered into a consulting agreement with its executive director. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the executive director will be granted options to purchase up to one percent of the common stock of the Company, on a fully diluted basis, as calculated on the date of the Company’s initial public offering. These warrants have not yet been issued, and will not be issued until after the consummation of an initial public offering. In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000. The note bears no interest and is due and payable on March 4, 2020. The agreement expired on February 1, 2020.

On February 1, 2019, the Company entered into a consulting agreement with the Chief Executive Officer of TOP to serve as the Company’s Interim Chief Executive Officer (the “Interim CEO”). Pursuant to the terms of the agreement, the Interim CEO receives a monthly fee of $6,000 until the Company completes a Bridge Financing (as defined) of at least $1.5 million. Following the consummation of the Bridge Financing, the Interim CEO is entitled to a monthly fee of $8,000. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the Interim CEO was granted options to purchase 779,683 shares of the Company’s common stock (see Note 4). The agreement expired on February 1, 2020.

On January 5, 2019, the Company entered into a business advisor services agreement. Pursuant to the terms of the agreement, the consultant will provide business advisory, marketing, and investor relations services in exchange for $15,000 per month, of which $7,500 is payable in cash and $7,500 is payable in the Company’s common shares. See subsequent events for an amendment to this agreement.

NOTE 9 - SUBSEQUENT EVENTS

Note Payable Extension

On January 8, 2020 the Company entered into an amendment to the July 2019 Note (the “January 8 Amendment”). The January 8 Amendment extends the maturity date for the July 2019 Note until the (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) April 1, 2020. In consideration for the January 8 Amendment, the Company agreed to grant 50,000 shares of the Company’s common stock, subject to approval by the Company’s board of directors.

Consulting Agreement

On January 8, 2020, the Company’s Interim Chief Financial Officer resigned, and the Company amended its consulting and advisory agreement to reflect that resignation. The agreement, as amended, remains in effect and may be terminated with 60 days’ notice. The consulting and advisory firm will continue to provide accounting and consulting services through 2020.

Business Advisory Services Agreement

On January 6, 2020, the Company terminated its business advisory services agreement and agreed to settle the amounts due under the agreement by (a) paying $12,500 in cash upon the completion of a bridge financing; and (b) issuing 127,856 shares of the Company’s common stock.

F-17

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS, continued

Amalgamation Agreement

On January 10, 2020, the Company entered into an amalgamation agreement (the “Amalgamation Agreement”) with Jay Pharma Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of AmeriHoldings, Inc. (“Ameri”), and Jay Pharma Exchange Co, Inc. (“ExchangeCo”), a wholly owned subsidiary of Ameri. The Amalgamation Agreement provides that the Company will merge into Merger Sub and be amalgamated and operate as one company. The shareholders of the Company will own approximately 84% of the post-closing company’s issued and outstanding shares of common stock.

The Amalgamation Agreement will automatically be terminated if the amalgamation is not completed within 180 days.

Simultaneously with the execution of the Amalgamation Agreement, Jay Pharma entered into a Secured Promissory Note, dated January 10, 2020 (the “Note”), by and among Jay Pharma and certain lenders, pursuant to which, on January 10, 2020, Jay Pharma received aggregate gross proceeds of $1,500,000. Pursuant to the Note, the aggregate obligations of Jay Pharma under the Note are to automatically, immediately prior to the consummation of the amalgamation, convert into shares of Jay Pharma common stock, subject to the terms and provisions of the Note. Pursuant to Note, upon conversion of the term loans made by the lenders subject to the terms of the Note, Jay Pharma is required to cause Ameri to issue each lender warrants to purchase Ameri Common Stock. Upon consummation of the amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the warrant shares.

Prior to the execution and delivery of the Amalgamation Agreement, certain investors have entered into agreements with Jay Pharma pursuant to which such investors have agreed, subject to the terms and conditions of such agreements, to purchase, immediately prior to the consummation of the amalgamation, shares of Jay Pharma’s common stock (or common stock equivalents) and warrants to purchase Jay Pharma’s common stock for an aggregate purchase price of $3.5 million. The consummation of the transactions contemplated by such agreements is conditioned upon the satisfaction or waiver of the conditions set forth in the Amalgamation Agreement. After consummation of the amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the Ameri Common Stock issued and issuable pursuant to the warrants issued to the investors in the Jay Pre-Closing Financing.

Contemporaneously with the Amalgamation Agreement, the Company entered into sublicense agreements with Tikkun Pharma, Inc. (“Tikkun Pharma”). The sublicense agreements with Tikkun Pharma allows the Company to utilize (a) Tikkun Pharma’s sublicense with TOP for certain autoimmune applications, and (b) acquire and use Tikkun Pharma’s internally developing intellectual property, branding, and formulations in regard to Skincare.

On April 20, 2020, the Company received a notice from the lenders of the Note, stating that the Company was in default for not closing the amalgamation with Ameri by March 31, 2020, and that the entire Note was due in full. The Company is currently in negotiation with the lenders to resolve the default notice.

COVID-19 Coronavirus

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to multiple countries, including the United States and Canada. As the COVID-19 coronavirus continues to spread in the United States and Canada, we may experience disruptions that could severely impact our business. The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States, Canada, and other countries business closures or business disruptions and the effectiveness of actions taken in the United States, Canada, and other countries to contain and treat the disease.

Note Payable

On February 24, 2020, the Company received $50,000 in exchange for a promissory note with a lender. The note bears interest at a rate of ten percent (10%) on its face value per annum. In the case of an event of default, the interest rate shall increase to 24% per year. The note matures on July 31, 2020.

F-18

JAY PHARMA, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS, continued

Consulting Agreements

On January 10, 2020, the Company entered into a consulting agreement with an individual to provide management services to the Company. The Company shall pay the consultant $15,000 per month and $100,000 on the date of the closing of the Amalgamation Agreement. Following the closing of the Amalgamation Agreement, the Company will enter into an employment agreement with this individual to be the Company’s Chief Executive Officer and Chairman, whereby the individual will receive $250,000 per annum.

On January 10, 2020, the Company entered into a consulting agreement with a director whereby the director will serve as President and Secretary of the Company. The Company shall pay the director $15,000 per month and grant the director options to purchase 650,000 shares of the Company at an exercise price of $0.05 per share. The options are vested immediately and expire five years from the date of issuance.

On February 12, 2020, the Company entered into a consulting agreement with the Chief Financial Officer of Ameri. The agreement shall be effective of January 1, 2020 and will expire 12 months following the closing date of the Amalgamation Agreement. The consultant shall receive $10,000 per month. This agreement may be terminated with 30 days’ notice by either party.

F-19